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                                                                    EXHIBIT 5.1


                    [RYLEY CARLOCK & APPLEWHITE LETTERHEAD]


                                November 2, 2001


Knight Transportation, Inc.
5601 W. Buckeye Road
Phoenix, AZ 85043

Ladies and Gentlemen:

         You have requested our opinion with respect to certain matters in connection with the filing by Knight Transportation, Inc. (the "Company") of a Registration Statement on Form S-3 on November 2, 2001, with the Securities and Exchange Commission, covering the offering of up to 3,404,938 shares of the Company's common stock, $.01 par value, with 1,909,938 to be offered by the Company and 1,500,000 shares to be offered by the selling shareholders, as defined in the Registration Statement (collectively the "Shares").

         In connection with this opinion, we have examined the Registration Statement and all amendments thereto and the related Prospectus, the Company's Articles of Incorporation and Bylaws, as amended, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity of originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

         On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when issued and sold as described in the Registration Statement, as amended, will be validly issued, fully paid, and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, including the Prospectus constituting a part thereof. In giving such consent, we do not consider that we are "experts" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                    Very truly yours,

                                    /s/ Ryley, Carlock & Applewhite